SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             KBK CAPITAL CORPORATION
                (Name of Registrant as Specified in its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                             KBK CAPITAL CORPORATION

ROBERT J. MCGEE                                              2200 CITY CENTER II
CHAIRMAN OF THE BOARD AND                                    301 COMMERCE STREET
CHIEF EXECUTIVE OFFICER                                FORT WORTH, TEXAS   76102
                                                                  (817) 258-6000

                                  April 6, 1998

Dear Fellow Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of KBK Capital Corporation at 10:00 a.m. on Wednesday, May 6, 1998. A formal notice setting forth the business to come before the meeting and a proxy statement are enclosed. The meeting will be held at the offices of the Company, 2200 City Center II, 301 Commerce Street, Fort Worth, Texas. Parking is available in the Calhoun Street garage located adjacent to the City Center II building.

      At the meeting, you will be asked to elect two directors to serve for a term of three years, to approve the KBK Capital Corporation 1998 Employee Stock Purchase Plan, and to ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as independent accountants. These matters are described in detail in the enclosed Proxy Statement. Your Board of Directors recommends that you vote FOR each proposal.

      I encourage you to attend the meeting in person. Whether or not you are able to attend, please take a moment now to read the enclosed Proxy Statement and then sign, date and mail the enclosed proxy in the postage-paid envelope so that your vote may be counted. Regardless of the number of shares you own, it is very important that you be represented at the Annual Meeting.

      Thank you for your cooperation and continued support.

                                    Sincerely,

                                    Robert J. McGee
                                    Chairman of the Board and
                                    Chief Executive Officer

[KBK CAPITAL LOGO]
        301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 6, 1998

To the Stockholders:

   The 1998 Annual Meeting of Stockholders of KBK Capital Corporation will be held at the offices of the Company, 2200 City Center II, 301 Commerce Street, Fort Worth, Texas on Wednesday, May 6, 1998, at 10:00 a.m., local time, for the following purposes:

   1. To elect two directors to serve for a term of three years;

   2. To approve the KBK Capital Corporation 1998 Employee Stock Purchase Plan;

   3. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1998; and

   4. To consider and act upon any other business that may properly be brought before the meeting.

      The close of business on March 11, 1998 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders as of the record date will be available for examination by any stockholder at the Annual Meeting and at the principal executive offices of the Company for the ten days prior to the Annual Meeting.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING, NO MATTER HOW MANY SHARES YOU OWN. PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                              By Order of the Board of Directors

                              /s/ JEFFREY P. KASSING
                                  Secretary

April 6, 1998
Fort Worth, Texas

                             KBK CAPITAL CORPORATION
                                  301 COMMERCE
                               2200 CITY CENTER II
                             FORT WORTH, TEXAS 76102

  ----------------------------------------------------------------------------
                                 PROXY STATEMENT
  ----------------------------------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 6, 1998


                    PROXY SOLICITATION AND VOTING OF PROXIES

      This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of KBK Capital Corporation, a Delaware corporation (the "Company"), in connection with the solicitation on behalf of the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 6, 1998 at 10:00 a.m., local time, at 301 Commerce Street, Suite 2200, Fort Worth, Texas, and at any adjournment thereof. This Proxy Statement and the accompanying proxy card are being first mailed to stockholders on or about April 6, 1998.

      A proxy card is enclosed for your use. YOU ARE REQUESTED BY THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

      You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Assistant Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke the proxy. Each properly executed unrevoked proxy will be voted as indicated thereon. Where specific instructions are not indicated, the proxy will be voted FOR the approval of the election of two directors to serve for a term of three years, FOR the approval of the KBK Capital Corporation 1998 Employee Stock Purchase Plan, FOR the ratification of the selection of KPMG Peat Marwick LLP as independent auditors, and in the discretion of the persons named as proxies with respect to any other matters that may properly be brought before the meeting.

      The Board of Directors has fixed the close of business on March 11, 1998, as the record date (the "Record Date") for determining holders of outstanding shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, 500,000 shares of the Company's common stock were subject to issuance upon exercise of warrants, and there were outstanding 3,282,633 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote. The Company's Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting. The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. Proxies may be solicited by personnel of the Company in person, by telephone, or through other forms of communication. The Company's personnel will not be compensated for such solicitation.

      The Company's Bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention will have the same effect as a vote "against" the proposal. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the ratification of KPMG Peat Marwick LLP as independent auditors and the approval of the KBK Capital Corporation 1998 Employee Stock Purchase Plan.

With respect to the election of Directors, the two nominees who receive the most votes at the meeting will be elected.

      A copy of the Company's 1997 Annual Report, which includes the consolidated financial statements of the Company for the year ended December 31, 1997, accompanies this Proxy Statement. The annual report does not constitute a part of the proxy soliciting material.

                               AGENDA ITEM 1:

                           ELECTION OF DIRECTORS

      THE BOARD OF DIRECTORS OF THE COMPANY IS DIVIDED INTO THREE CLASSES (CLASS I, CLASS II AND CLASS III). AT EACH ANNUAL MEETING OF STOCKHOLDERS, DIRECTORS CONSTITUTING ONE CLASS ARE ELECTED FOR A THREE-YEAR TERM. THE BOARD OF DIRECTORS CURRENTLY CONSISTS OF EIGHT MEMBERS.

      TWO DIRECTORS WILL BE ELECTED AT THE ANNUAL MEETING AS CLASS II DIRECTORS. THE REMAINING SIX DIRECTORS NAMED BELOW ARE NOT REQUIRED TO STAND FOR ELECTION AT THE ANNUAL MEETING BECAUSE THEIR PRESENT TERM EXPIRES IN EITHER 1999 OR 2000. THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING INDIVIDUALS, EACH OF WHOM IS AN INCUMBENT DIRECTOR, TO SERVE AS CLASS II DIRECTORS UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2001 AND UNTIL SUCH TIME AS THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFY.

            HARRIS A. KAFFIE     -     CLASS II - THREE YEAR TERM
            THOMAS M. SIMMONS    -     CLASS II - THREE YEAR TERM

        Shareholders may not cumulate their votes in the election of directors. Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons, if any, as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

BOARD AND NOMINEE BIOGRAPHICAL INFORMATION

Set forth below is the name and certain information regarding each of the two nominees for election as a director under Class II, as well as each of the other directors of the Company:

CLASS I DIRECTORS - TERM TO EXPIRE 2000:

        KENNETH H. JONES, JR., 63, has served as Vice Chairman of the Company and as a director since January 1995. Prior to his employment by the Company, Mr. Jones was a partner at the Fort Worth law firm of Decker, Jones, McMackin, McClane, Hall and Bates, P.C., where he remains of counsel. Mr. Jones is a director of AmeriCredit Corporation, an automobile finance company. Mr. Jones is also a director of Hallmark Financial Services, Inc., an insurance premium finance and claims adjusting company.

        R. EARL COX, III, 64, has served as a Director of the Company since May 1996 and is Chairman of Tandy Crafts, Inc., a retail specialty chain headquartered in Fort Worth, Texas. Mr. Cox is also a co-owner of Ofco Office Furniture Stores, Inc., a chain of retail office furniture stores and President of R.E. Cox Realty Company, a property management company. Mr. Cox is a director of Inspire Insurance Solutions.

        MARTHA V. LEONARD, 61, has served as a Director of the Company since May 1996 and manages her private investment portfolio. Ms. Leonard built and developed Leonard Golf Links, a teaching/practice facility which she recently sold. Ms. Leonard serves as a director on various charitable and civic boards.

CLASS II NOMINEES - TERM TO EXPIRE 2001:

        THOMAS M. SIMMONS, 45, has served as a Director since October 1995. Mr. Simmons is the Managing Director in the Houston office of SpencerStuart & Co., an executive search firm. Prior to joining SpencerStuart, Mr. Simmons was President and Chief Executive Officer of Transamerica Fund Management Company with assets under management in excess of $3 billion.

        HARRIS A. KAFFIE, 48, has served as a Director of the Company since May 1996 and is a partner in Kaffie Brothers, a private investment partnership, and is a director of Blue Dolphin Energy Company, a publicly-held company engaged in the exploration, acquisition, development and operation of oil and gas properties and in oil and gas transportation and marketing.

CLASS III DIRECTORS - TERM TO EXPIRE 1999:

        ROBERT J. MCGEE, 43, has served as Chairman of the Board, Director and Chief Executive Officer of the Company since he founded the Company in February 1992 and was elected President in January 1994. Prior to his association with the Company, Mr. McGee was Chairman of the Board of Texas Commerce Bank, Fort Worth, National Association from September 1989 to April 1992.

        DANIEL R. FEEHAN, 47, has served as a Director of the Company since February 1992. Mr. Feehan is President and Chief Operating Officer and a Director of Cash America International, Inc., a consumer lending corporation, and has served in such capacities since January 1990. He has been associated with Cash America International, Inc. since 1988.

        THOMAS L. HEALEY, 64, was first elected as a Director of the Company in April 1994. Mr. Healey retired from the law firm of Andrews & Kurth LLP in 1993 after having been a partner or of counsel at such firm since 1974. Since his retirement from Andrews & Kurth, Mr. Healey has been a private investor.

COMMITTEES

        The Board of Directors has established the following standing committees:

        ASSET QUALITY COMMITTEE. The Asset Quality Committee, which is currently comprised of Mr. Healey (Chairman), Mr. Cox, and Mr. Feehan, is entitled to exercise all of the powers of the Board of Directors of the Company with respect to the oversight and assessment of the credit quality of the Company's earning asset portfolio and the review and monitoring of the adequacy of the Company's allowance for possible credit losses for any and all classes of earning assets. This committee is responsible for the review and approval of all financing, purchase or loan commitments that exceed the Company's house or concentration limits, as that limit stands from time to time as established by the full Board provided that in the exercise of such powers such committee shall be limited by applicable law, the Restated Certificate of Incorporation and Bylaws of the Company and as the full Board may otherwise direct. The Asset Quality Committee held four meetings during 1997.

        AUDIT COMMITTEE. The Audit Committee, which is currently comprised of Mr. Feehan (Chairman), Mr. Healey, and Mr. Simmons, meets separately with representatives of the Company's independent auditors and with representatives of senior management in performing its functions. The Audit Committee reviews the general scope of audit coverages, the fees charged by the independent auditors, matters relating to the Company's internal control systems and other matters related to audit functions. During 1997, the Audit Committee held two meetings.

        COMPENSATION COMMITTEE. The Compensation Committee, which is currently comprised of Mr. Simmons (Chairman) and Mr. Feehan, administers the Company's 1994 Stock Option Plan and the 1996 Long-Term Incentive Plan and has responsibility for making recommendations to the Board of Directors with respect to the compensation of the Company's Chief Executive Officer and its other executive officers, and the establishment of policies dealing with various compensation and employee benefit matters for the Company. The Compensation Committee held one meeting during 1997.

        EXECUTIVE COMMITTEE. The Executive Committee, which is currently comprised of Mr. McGee (Chairman), Mr. Feehan, Mr. Simmons, Mr. Healey, and Mr. Kaffie, is entitled to exercise all of the powers of the Board of Directors of the Company in the management of the property, business and affairs of the Company to the extent permitted by law, the Restated Certificate of Incorporation and the Bylaws of the Company and such limits as the full Board may otherwise direct. The Executive Committee held ten meetings during 1997.

        MARKETS COMMITTEE. The Markets Committee, which is currently comprised of Mr. Kaffie (Chairman), Ms. Leonard, and Mr. Cox, reviews and approves new products, the establishment of geographic markets, new offices, pricing and strategy relative to the marketing of the Company's products, the maintenance and improvement of the Company's competitive position in the financial services industry generally and all matters incidental or relating to the foregoing. The Markets Committee held eleven meetings in 1997.

        NOMINATING COMMITTEE. The Nominating Committee, which is currently comprised of Mr. McGee (Chairman) and Mr. Simmons, provides recommendations to the Board for nominees to serve as Directors of the Company. The Nominating Committee met once during 1997.

ATTENDANCE AND FEES

        The Company's Board of Directors held five meetings in 1997. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served.

        Each director who is not also an officer or employee of the Company receives a fee of $1,500 per board meeting, $500 per committee meeting, and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, pursuant to the terms of the Company's 1994 Stock Option Plan, each non-employee director automatically receives a ten-year option to purchase 5,000 shares of Common Stock at fair market value at the date of grant each year of service as a director, which option vests six months after the date of grant. Pursuant to the 1994 Stock Option Plan, each of Mr. Feehan, Mr. Cox, Ms. Leonard, Mr. Kaffie, Mr. Simmons and Mr. Healey received grants to purchase 5,000 shares of Common Stock during 1997 with an exercise price of $5.00 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In 1994, the Company adopted a program pursuant to which officers of the Company and its subsidiary could, subject to certain limitations, borrow funds from the Company's operating subsidiary to enable them to purchase Common Stock in the open market or exercise stock options, which loans are secured by pledges of the Common Stock purchased, or for holding Common Stock of the Company. The total amount of loans available under the program may not exceed $499,000, and no more than $199,000 of loans may be extended during any calendar quarter. Such loans bear interest at a published prime rate plus 1% (which interest may be added to principal under certain circumstances), and are payable prior to termination of employment under certain conditions, and in any event must be repaid within 60 days after termination of employment. Pursuant to this program, Robert J. McGee, the Chairman of the Board and Chief Executive Officer of the Company, had a maximum amount outstanding under such program during 1997 of $248,767, and the amount outstanding as of March 11, 1998, was $285,318, including $18,041 of interest added to principal in 1998. Kenneth H. Jones, Vice Chairman of the Board of the Company, had a maximum amount outstanding under such program during 1997 of $55,000, and the amount outstanding as of March 11, 1998, was $50,000. Mr. Jones paid $5,038 in interest during 1997.

              SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                       AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of Common Stock as of March 11, 1998, for each director and director nominee, each executive officer named in the Summary Compensation Table included under the heading "Information Concerning Executive Officers," all directors and executive officers of the Company as a group and each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons listed below have sole voting and investment power over the shares beneficially owned by them.

                                                    SHARES OWNED BENEFICIALLY
                                                    -------------------------
NAME                                                   NUMBER      PERCENT
----                                                -----------  ------------
Robert J. McGee (1) (2)                               798,500      21.8%
Jack R. Roper (2)                                      26,900          *
Daniel R. Feehan (2) (3)                              205,000       5.6%
J. Dugan Smith (2)                                    10,000          *
Thomas L. Healey (2)                                   20,000          *
Kenneth H. Jones, Jr.(2) (4)                          160,500       4.4%
Thomas M. Simmons (2)                                  17,900          *
R. Earl Cox, III (2)                                   15,000          *
Harris A. Kaffie (2) (5)                              282,600       7.7%
Martha V. Leonard (2)                                  16,000          *
Jeffrey P. Kassing (2)                                    400          *
Deborah B. Wilkinson                                        0          *
All directors and executive officers
  as a group (12 persons)(1)(2)(3)(4)(5)            1,552,800      42.3%
Orbis Pension Trustee Limited (6)                     280,000       7.6%
Derby Trust plc (6)                                   120,000       3.3%
Wellington Management Co. (7)                         292,000       8.0%
----------
 * Less than one percent

1. Includes 100,000 shares owned by trusts for the benefit of Mr. McGee's children, as to which shares Mr. McGee disclaims beneficial ownership. Mr. McGee's address is 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102.

2. Includes shares issuable upon exercise of stock options exercisable within 60 days as follows: Mr. McGee - 8,000; Mr. Roper - 26,800; Mr. Smith - 5,000; Mr. Kassing - 400; Mr. Feehan - 25,000; Mr. Healey - 20,000; Mr. Jones - 80,000; Mr. Simmons - 10,000; Mr. Cox - 10,000; Mr. Kaffie - 10,000; Ms.
   Leonard - 10,000; all directors and executive officers as a group - 205,200.

3. 180,000 of the shares shown are issuable upon exercise of warrants (including 40,000 shares issuable upon exercise of warrants owned by trusts for the benefit of Mr. Feehan's children). Mr. Feehan's address is 1600 W. 7th Street, Suite 900, Fort Worth, Texas 76102.

4. 60,000 of the shares shown are issuable upon exercise of warrants owned by trusts for the benefit of Mr. Jack Daugherty's children of which Mr. Jones is trustee as to which Mr. Jones disclaims beneficial ownership. Mr. Daugherty was previously a director of the Company.

5. 10,000 of such shares are owned by a trust for the benefit of Mr. Kaffie's child of which Mr. Kaffie is trustee and as to which Mr. Kaffie disclaims beneficial ownership.

6. The address of the Orbis Pension Trustees Limited and Derby Trust plc is 1 Connaught Place, London, W2 2DY. Orbis Pension Trustees Limited and Derby Trust plc are managed by Chatsworth Management Services Limited, at the same address, and may, for the purposes of the rules and regulations of the Securities and Exchange Commission, be deemed to beneficially own these shares.

7. The address of Wellington Management Co. is 75 State Street, Boston, Massachusetts 02109.

   Pursuant to an agreement with certain former holders of the capital stock of Coastal Financial Resources, Inc. under which the Company acquired such holders' capital stock of Coastal Financial Resources, Inc. and issued in connection therewith 500,000 shares of Common Stock of the Company, each such holder has agreed for a ten-year period commencing December 30, 1994 to vote all Common Stock beneficially owned by such holder, with respect to each matter submitted to the stockholders of the Company, in the same proportion as the stockholders of the Company (other than such holders) vote their shares of Common Stock. As a result, approximately 15% of the outstanding Common Stock of the Company will be voted at the Annual Meeting with respect to each matter in the same proportion as the stockholders of the Company (other than such holders) vote their shares.

                    INFORMATION CONCERNLNG EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

      The following table sets forth certain information about the executive officers of the Company:

      NAME                   AGE               POSITION
      ----                   ---               --------
      Robert J. McGee        43           Director, Chairman of the
                                           Board and Chief Executive Officer

      Kenneth H. Jones, Jr.  63           Director and Vice Chairman


      J. Dugan Smith         38           Executive Vice President

      Jack R. Roper          44           Executive Vice President-Systems
                                           and Administration

      Jay K. Turner          43           Executive Vice President and
                                           Chief Financial Officer

      Jeffrey P. Kassing     39           Secretary

      Deborah B. Wilkinson   47           Vice President, Controller and
                                           Assistant Secretary

      ROBERT J. MCGEE - see "ELECTION OF DIRECTORS" above.

      KENNETH H. JONES, JR. - see "ELECTION OF DIRECTORS" above.

      J. DUGAN SMITH has served as President of the Company's operating subsidiary since September 1997. He joined the Company's operating subsidiary in May 1996 as Executive Vice President and Chief Credit Officer of the Company. Prior to joining the Company, Mr. Smith was Executive Vice President and Senior Credit Officer for Victoria Bank & Trust Company in Victoria, Texas, from 1987 to May 1996 and prior thereto was employed by Texas Commerce Bancshares in Houston for almost 10 years.

      JACK R. ROPER has served as Executive Vice President of Servicing of the Company since January 1994, and has been an executive officer of the Company's operating subsidiary since 1989.

      JEFFREY P. KASSING joined the Company's operating subsidiary in September 1996 as Vice President and General Counsel of the Company. Prior to joining the Company, Mr. Kassing was Vice President and Staff Attorney for Bank One, Texas, N.A., in Dallas, Texas from 1990 to September 1996.

      DEBORAH B. WILKINSON joined the Company's operating subsidiary in March 1997 as Vice President and Controller of the Company. Prior to joining the Company, Ms. Wilkinson was Senior Vice President and Controller for First State Bank of Texas in Denton, Texas from 1990 to March 1997.

      JAY K. TURNER joined the Company in February 1998 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Turner was Director of Investment Banking with Rauscher Pierce Refsnes in Dallas, Texas for two years and prior to that served as Managing Director of Corporate Finance for KPMG Peat Marwick in New York and Texas.

      The Company's executive officers are elected annually by, and serve at the discretion of, the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

      The table below sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the last three fiscal years to the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers (the "Named Executives") who earned more than $100,000 in combined salary and bonus in 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                              LONG-TERM
                                                                                                          COMPENSATION AWARDS
                                                       ANNUAL COMPENSATION                               ---------------------
                                     ------------------------------------------------------------        SECURITIES UNDERLYING
                                                                                     OTHER ANNUAL           STOCK OPTIONS
NAME AND PRINCIPAL POSITION          YEAR           SALARY            BONUS          COMPENSATION         (NUMBER OF SHARES)
---------------------------          ----          --------           -----          ------------         ------------------
  Robert J. McGee                    1997          $224,000            --                   *                     --
    Chairman of the Board,           1996          $224,000         $ 50,000(1)             *                   20,000
    and Chief Executive Officer      1995          $200,000            --                   *                     --
  J. Dugan Smith (2)                 1997          $176,667            --                   *                   60,716
    President                        1996          $103,125            --                   *                   25,000
  Michael D. Magill (3)              1997          $ 97,462            --                   *                   20,000
    Executive Vice President         1996          $168,000         $ 50,000(1)             *                   20,000
    and Chief Financial Officer      1995          $150,000         $ 50,000(4)             *                    5,000
  Jack R. Roper                      1997          $135,000            --                   *                   17,858
    Executive Vice President         1996          $106,000         $  8,000             $15,000(5)             10,000
    of Servicing                     1995          $105,071            --                   *                   20,000
  Jeffrey P. Kassing (6)             1997          $106,250         $ 10,000                *                   11,904
    Secretary                        1996          $ 39,596            --                   *                    2,000
  Deborah B. Wilkinson (7)           1997          $ 85,417            --                   *                   11,904

------------
 *  Less than 10% of combined salary and bonus.

(1) Mr. McGee and Mr. Magill were awarded 1995 annual bonuses contingent upon achieving a certain level of net income in the first quarter of 1996, which was met. These bonus payments had no financial impact to the Company in 1996.

(2) Mr. Smith joined the Company in May 1996.

(3) Mr. Magill joined the Company in January 1995 and resigned from the Company in July 1997.

(4) Mr. Magill received a signing bonus upon his employment with the Company.

(5) Mr. Roper received a moving allowance during 1996.

(6) Mr. Kassing joined the Company in September 1996.

(7) Ms. Wilkinson joined the Company in March 1997.

STOCK OPTION GRANTS IN 1997

      The following table contains certain information concerning stock options granted to the Named Executives in 1997. All of the stock options were granted in May 1997.

                     Individual Grants
----------------------------------------------------------------------------------------------------------
                                   Number of      Percent of Total
                                  Securities     Options Granted to
                                  Underlying        Employees in       Exercise Price
       Name                     Options Granted      Fiscal Year         (Per Share)     Expiration Date
----------------------------------------------------------------------------------------------------------
  Jeffrey P. Kassing                11,904                9.5%               $5.06           5/20/07
  Jack R. Roper                     17,858               14.3%               $5.06           5/20/07
  J. Dugan Smith                    35,716               28.6%               $5.06           5/20/07
  Deborah B. Wilkinson              11,904                9.5%               $5.06           5/20/07

STOCK OPTION EXERCISES IN 1997; VALUE OF UNEXERCISED STOCK OPTIONS

       The following table contains certain information concerning the value of unexercised options at December 31, 1997. No stock options were exercised by the Named Executives in 1997.

                                  NUMBER OF SECURITIES UNDERLYING                  VALUE ($) OF UNEXERCISED IN-THE-MONEY
                                 UNEXERCISED OPTIONS AT YEAR-END                             OPTIONS AT YEAR-END(1)

                                            EXERCISABLE/                                        EXERCISABLE/
NAME                                        UNEXERCISABLE                                       UNEXERCISABLE
----                                        -------------                                       -------------
Robert J. McGee                              4,000/16,000                                       20,240/80,960

Jeffrey P. Kassing                             400/13,504                                        3,176/94,004

Jack R. Roper                               22,400/37,458                                     127,720/228,843

J. Dugan Smith                               5,000/55,716                                      34,700/382,725

Deborah B. Wilkinson                             0/11,904                                            0/81,300

1. Based upon the difference between the closing price of the Company's Common Stock of $12.00 on December 31, 1997 (the last trading day of 1997) and the exercise price.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

      The Company has entered into Change of Control Employment Agreements with three of its executive officers, Messrs. McGee, Roper, and Smith, which provide that from and after a Change of Control (as defined therein) until the second anniversary of the Effective Date of the Change of Control, if (i) the Company terminates employment of the executive for any reason other than for Cause (as defined therein), death or disability, (ii) the executive terminates employment for Good Reason (as defined therein), or (iii) the executive terminates employment after the first anniversary for any reason or no reason, such executive will be entitled to a payment equal to two years' base salary, continued health coverage for one year from the date of termination or through the end of the second anniversary of the Effective Date of the Change of Control, whichever is longer, and the extension of certain rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). For purposes of the Change of Control Employment Agreements, a Change of Control occurs if (i) the Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated,
(iv) any person or entity, including a group as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of capital stock of the Company, or (v) as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or a contested election for the Board of Directors, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before such Transaction shall cease to constitute a majority of the Board.

                              AGENDA ITEM 2:

            APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN OF
                          KBK CAPITAL CORPORATION

      On April 18, 1998, the Board of Directors adopted, subject to shareholder approval, the 1998 Employee Stock Purchase Plan of KBK Capital Corporation (the "PLAN"), attached as Appendix A to this proxy statement. If approved by shareholders, the Plan provides eligible employees (defined below) with an opportunity to purchase Common Stock through payroll deductions. The Plan is intended to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "CODE"), to help eligible employees provide for their future security and to encourage them to remain in the employment of the Company and the Company's operating subsidiary, KBK Financial, Inc.

SHARES RESERVED FOR THE PLAN

      The aggregate number of shares of Common Stock which may be purchased under the Plan shall not exceed 150,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding Common Stock. Any such adjustment will be made by the Board of Directors. Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

ELIGIBLE PARTICIPANTS

      Full-time employees of the Company and the Company's operating subsidiary are eligible if they meet certain conditions. To be eligible, the employee's customary employment must be greater than 20 hours per week and more than five months in a calendar year.

      Approximately 65 employees would have been eligible to participate as of December 31, 1997.

MATERIAL FEATURES OF THE PLAN

      Beginning July 1, 1998, the Company may make grants of options on January 1, April 1, July 1 and October 1 of each year the Plan is in effect (the "OFFERING DATE") or on such other date as the Board of Directors shall designate. Each option period shall last for three months ending on the March 31, June 30, September 30 or December 31 immediately following the grant of options or on such dates as the Board determines.

      Each eligible employee on a date of exercise shall be entitled to purchase shares of Common Stock at a purchase price equal to the lower of: (i) 90% (or such other percentage as determined from time to time by the Board of Directors, but in no event will such percentage be less than 85%) (the "APPLICABLE PERCENTAGE") multiplied by the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) the Applicable Percentage multiplied by the fair market value of a share of the Common Stock of the Company on the date of exercise. Dates of exercise shall take place on the last day of the applicable option period.

      Payment for shares of Common Stock purchased under the Plan will be made by authorized payroll deductions from an eligible employee's Compensation. "COMPENSATION" means an eligible employee's regular straight-time earnings excluding payments for overtime, bonuses and other special payments, commissions and other incentive payments payable from the Company or the Company's operating subsidiary during an option period.

      Eligible employees who elect to participate in the Plan will designate up to 15% of their Compensation to be deposited into a periodic deposit account. On each date of exercise, the entire periodic deposit account of each participant in the Plan is used to purchase the appropriate maximum number of whole, but not fractional, shares of Common Stock. The Company shall arrange for the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. No employee shall be granted an option under the Plan (i) if, immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to
Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      All funds received by the Company from the sale of Common Stock under the Plan may be used for any corporate purpose.

NEW PLAN BENEFITS

      It is not possible to determine how many eligible employees will participate in the Plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Common Stock that will be distributed under the Plan. Based on a per share price of $12.00 (the closing sale price for Common Stock on the American Stock Exchange on December 31, 1997), the benefits of the Plan for the Named Executives during 1997 (assuming maximum participation) would have been as follows:

          1998 EMPLOYEE STOCK PURCHASE PLAN OF KBK CAPITAL CORPORATION

     NAME                          DOLLAR VALUE ($)     NUMBER OF SHARES
     ----                          ----------------     ----------------
Robert J. McGee(1)                       0                      0
Jeffrey P. Kassing                     1,594                  1,328
Jack R. Roper                          2,025                  1,688
J. Dugan Smith                         2,500                  2,083
Deborah B. Wilkinson                   1,281                  1,067
Executive Group                        8,525                  7,104
Non-Executive Officer
  Employee Group                      42,629                  35,524

(1)Mr. McGee cannot participate in the Plan because he beneficially owns more than 5% of the Common Stock.

TAX TREATMENT

      The following is a general discussion of certain of the federal income tax consequences of the grant and exercise of options and the subsequent sale or exchange of the related Common Stock.

      It is intended that options issued pursuant to the Plan will qualify as options under an "employee stock purchase plan" under Section 423 of the Code. If an option is classified as such, the officer or employee (the "optionee") will not recognize income upon the grant or exercise of the option; however, an optionee subject to the alternative minimum tax (the "AMT") must include in AMT income the difference between the exercise price of the option and the fair market value of the Common Stock at the time the option is exercised (the "BARGAIN PURCHASE ELEMENT"). The sale or exchange of any Common Stock by the optionee will be treated as a long-term capital gain only if such sale or exchange occurs at least two years after the grant of the option and one year after the receipt of the Common Stock by the optionee pursuant to the optionee's exercise of the option. If either of these holding periods prior to the disposition of the Common Stock acquired pursuant to an exercise of the option are not satisfied (a "DISQUALIFYING DISPOSITION") the optionee will recognize ordinary income equal to the difference between the exercise price of the option and the lower of the fair market value of such Common Stock on the date the option is exercised or the sales price of such Common Stock. Any gain recognized by an optionee on a disqualifying disposition above the ordinary income computed in the previous sentence will be a long-term capital gain. It should be noted that legislative proposals are introduced from time to time that affect tax rates and could affect differences at which ordinary and capital gains are taxed. It is important to note that an option under an employee stock purchase plan may not be granted to a participant who, immediately after such option is granted, is a five percent shareholder of the Company unless certain more stringent qualification rules are satisfied.

      The Company may not take a deduction for federal income tax purposes upon the grant or exercise of an employee stock purchase option. The Company may take a deduction in the year of such disqualifying disposition for the amount that the participant recognizes as ordinary income due to such disqualifying disposition. The Company must generally furnish a statement containing specified information to the participant who exercises an option under the employee stock purchase plan on or before January 31 of the year following the exercise of such option.

      If the option does not qualify as an option under an employee stock purchase plan, then it is a "nonstatutory option" and the optionee will not recognize income upon the grant of such option; however, such optionee will recognize ordinary income upon the exercise of such option by the amount of the bargain purchase element. In certain circumstances, in cases in which the Common Stock is subject to a substantial risk of forfeiture when acquired or if the optionee is an officer, director or 10% shareholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. Upon the later sale or exchange of the Common Stock by the optionee, any difference between the sales price and the exercise price will be treated as capital gain or loss to the extent not recognized as ordinary income as provided above, and will be long-term if the Common Stock have been held for the applicable period.

      The federal income tax consequences to the Company regarding whether, and to what extent, it will obtain any deduction from the grant or exercise of a nonstatutory option as well as whether any gain or loss will be triggered depends upon complex rules beyond the scope of this discussion. Income recognized by an optionee of a nonstatutory option will be subject to withholding by the Company.

      The foregoing discussion relates only to federal income taxes; the Company and participants may be subject to state and local taxation. The Company and participants should consult their tax advisers regarding potential state and local taxation with respect to their participation in the Plan.

PLAN ADMINISTRATION AND TERMINATION

      The Plan will be administered by the Board of Directors or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee will be final, conclusive and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the Plan, PROVIDED that: (a) members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan, and (b) if a committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the committee.

      The Board of Directors of the Company may at any time terminate or amend the Plan. Except in the case of changes in the capitalization of the Company, such as stock splits, and certain extraordinary corporate events, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company if such amendment would increase the number of shares that may be issued under the Plan.

      Adoption of this proposal requires an affirmative vote by a majority of the votes cast thereon. Abstentions have the effect of a negative vote, while broker non-votes have no impact on the vote.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE KBK CAPITAL CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               AGENDA ITEM 3:

           RATIFICATION OF THE SELECTION OF INDEPENDENT AUDLTORS

      The stockholders are asked to ratify the Board of Directors' appointment of KPMG Peat Marwick LLP ("KPMG"), an independent certified public accounting firm, to audit the consolidated financial statements of the Company for 1998. KPMG has audited the books of the Company since its inception in 1992 and has audited the books of the Company's operating subsidiary since 1962. Representatives of KPMG are expected to be at the Annual Meeting with the opportunity to make a statement if they desire, and will also be available to answer appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                  STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

      Stockholders may propose matters to be presented at stockholders' meetings and may also nominate persons to be directors, subject to the formal procedures that have been established by the Company and by the rules of the Securities and Exchange Commission.

PROPOSALS FOR THE 1999 ANNUAL MEETING

      Pursuant to rules promulgated by the Securities and Exchange Commission, any proposals of holders of the Company's Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1999 and included in the Company's proxy statement and form of proxy relating to that meeting must be received by the Company, addressed to Jeffrey P. Kassing, Secretary, 301 Commerce Street, 2200 City Center II Fort Worth, Texas 76102, no later than December 5, 1998. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

      In addition to the Securities and Exchange Commission rules described in the preceding paragraph, the Company's bylaws provide that, at any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of the Company who is a stockholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Company. TO BE TIMELY FOR THE 1999 ANNUAL MEETING, A STOCKHOLDER'S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AT 301 COMMERCE STREET, 2200 CITY CENTER II, FORT WORTH, TEXAS 76102 ON OR BEFORE FEBRUARY 5, 1999. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of voting stock of the Company which are beneficially owned by the stockholder, (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, and (e) a description of any material interest of the stockholder in such business. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to any such proposal.

NOMINATIONS FOR THE 1999 ANNUAL MEETING AND SPECIAL MEETINGS

      Pursuant to the Company's bylaws, only persons who are nominated in accordance with the procedures set forth in the bylaws and who are less than 70 years of age at the time of nomination or election are eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice described below, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures described below. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. TO BE TIMELY, A STOCKHOLDER'S NOTICE SHALL BE DELIVERED TO OR MAILED AND RECEIVED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY AT 301 COMMERCE STREET, 2200 CITY CENTER II, FORT WORTH, TEXAS 76102 (I) WITH RESPECT TO AN ELECTION TO BE HELD AT THE 1999 ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY, ON OR BEFORE FEBRUARY 5, 1999, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of directors not later than the close of business on the tenth (l0th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Company or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director, if elected), and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and
(ii) the class and number of shares of voting stock of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to nominations of directors.


           SECTION 16(a) BENEFCIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required also to furnish to the Company copies of all such forms filed. Due to incomplete record-keeping, the Company has been unable to determine if a Form 3 Initial Statement of Beneficial Ownership of Securities was filed by Mr. Smith, Mr. Cox, Ms. Leonard or Mr. Simmons. In order to assure that the proper information has been disclosed, a Form 5 Annual Statement of Changes in Beneficial Ownership, has been filed by each of such individuals reporting their holdings as of the date the Form 3 was required. Form 3 was filed late by Mr. Kaffie, Ms. Wilkinson and Mr. Kassing. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or on written representations from certain reporting persons that no other reports were required for such persons, all of the Company's executive officers, directors and more than 10% stockholders timely made all required filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, except for those exceptions previously discussed.

                                  GENERAL

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly be brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters. A copy of the Company's Form 10-KSB as filed with the Securities and Exchange Commission may be obtained without charge (except for exhibits to the report) by written request made to the Corporate Secretary, KBK Capital Corporation, 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102.

                                   APPENDIX A

                      1998 EMPLOYEE STOCK PURCHASE PLAN OF
                             KBK CAPITAL CORPORATION

        SECTION 1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        SECTION 2. DEFINITIONS.


        (a) "BOARD" shall mean the Board of Directors of the Company.

        (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "COMMON STOCK" shall mean the Common Stock, $.01 par value, of the Company.

        (d) "COMPANY" shall mean KBK Capital Corporation, a Delaware corporation.

        (e) "COMPENSATION" shall mean regular straight-time earnings excluding payments for overtime, bonuses and other special payments, commissions and other incentive payments.

        (f) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, PROVIDED that such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

        (g) "DESIGNATED SUBSIDIARIES" shall mean KBK Financial, Inc., a Delaware corporation, and any other Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

        (h) "EMPLOYEE" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

        (i) "EXERCISE DATE" shall mean the last day of each offering period of the Plan.

         (j) "OFFERING DATE" shall mean the first day of each offering period of the Plan.

         (k) "PLAN" shall mean this 1998 Employee Stock Purchase Plan of KBK Capital Corporation.

         (1) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.


         SECTION 3. ELIGIBILITY. (a) Any person who is an Employee as of the Offering Date of the first offering period shall be eligible to participate in such offering period under the Plan; thereafter, any person who is an Employee fifteen (15) days prior to the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan. The eligibility criteria set forth in this paragraph 3(a) is subject to the requirements of the paragraph 5 and the limitations imposed by Section 423(b) of the Code.


         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.


         SECTION 4. OFFERING PERIODS. The Plan shall be implemented by one offering during each three month period (a calendar quarter) of the Plan. The first offering period shall commence on July 1, 1998 and shall terminate on September 30, 1998. Subsequent offering periods shall continue until the Plan is terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.


         SECTION 5. PARTICIPATION. An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company fifteen (15) days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

         SECTION 6 . GRANT OF OPTION. (a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of whole shares of the Company's Common Stock determined by dividing the subscription amount designated on the Employee's subscription agreement (not to exceed an amount equal to fifteen percent (15%) of his Compensation as of the date of the commencement of the applicable offering period or another percentage as determined from time to time by the Board; provided however, such percentage shall not in any event exceed fifteen percent (15%) of a participant's compensation) by ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Offering Date or another percentage as determined from time to time by the Board; provided however, such percentage shall not in any event be less than eighty-five percent (85%) (the "Applicable Percentage"), subject to the limitations set forth in Section 3(b) and 10 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 6(b) herein.


         (b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) the Applicable Percentage multiplied by the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) the Applicable Percentage multiplied by the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; PROVIDED, HOWEVER, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for such date, as reported in the WALL STREET JOURNAL or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on such date, as reported in the WALL STREET JOURNAL.


         SECTION 7. EXERCISE OF OPTION. (a) Unless a participant withdraws from the Plan as provided in paragraph 9, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to the option will be purchased for him at the applicable option price. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

         (b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to the Employee promptly following the end of the offering period, without interest.

         SECTION 8 . DELIVERY. Within 30 days after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option in exchange for payment in full by the Employee, on or before such date as shall be determined by the Board or its committee, of the option price for all shares so purchased.

         SECTION 9 . WITHDRAWAL; TERMINATION OF EMPLOYMENT. (a) A participant may withdraw from participation in the Plan by giving written notice to the Company within fifteen (15) days prior to the Exercise Date, whereupon his option for the current period will be automatically terminated.


         (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, his option will be automatically terminated.


         (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and his option terminated.

         (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

         (e) If a participant withdraws from the Plan under this Section 9, his payroll deductions will be paid to him promptly after he withdraws, and no further payroll deductions will be made from his pay during such offering period.

         SECTION 10. STOCK. (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 14. If the total number of shares which would otherwise be subject to options granted pursuant to Section 6 hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby.


         (b) The participant will have no interest, voting right or dividend right or any other right in shares covered by his option until such option has been exercised.

         (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.


         SECTION 11. ADMINISTRATION. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, PROVIDED that:

                  (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                  (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

         SECTION 12. TRANSFERABILITY. No rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with paragraph 9.

         SECTION 13. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the per share purchase price, the number of shares purchased, the amount paid to the Company in payment of the option shares pursuant to paragraph 8 and the amount returned to the employee, if any, pursuant to Section 7(b).

         SECTION 14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.


         SECTION 15. AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 14, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 17) if such amendment would increase the number of shares that may be issued under the Plan.

         SECTION 16. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         SECTION 17. SHAREHOLDER APPROVAL. (a) Any required approval of the shareholders of the Company shall be solicited substantially in accordance with
Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.


         (b) If any required approval by the shareholders of the Plan itself or of any amendment to increase the number of shares reserved for issuance under the Plan is solicited at any time other than in the manner described in paragraph 17(a) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the granting of an option hereunder to an officer or director do the following:

                  (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                  (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (ii) hereof not later than the date on which such information is first sent or given to shareholders.


         SECTION 18. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.


         SECTION 19 . TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors and approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 15.

FRONT:

                            KBK CAPITAL CORPORATION
                       301 COMMERCE, 2200 CITY CENTER II
                            FORT WORTH, TEXAS 76102

                         PROXY FOR 1998 ANNUAL MEETING

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 6, 1998. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, AND 3 BELOW AND IN THE DISCRETION OF THE PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF.

        As evidenced by the signatures hereon, the undersigned hereby appoints Robert J. McGee and Jeffrey P. Kassing, or any one of them, as proxies, each with full power of substitution, to represent and vote all shares of Common Stock of KBK Capital Corporation (the "Company") that the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company to be held in Fort Worth, Texas on May 6, 1998, at 10:00 a.m., (local time), and all adjournments and postponements thereof. Said proxies are directed to vote as instructed herein on the matters set forth and otherwise at their discretion. Receipt of a copy of the Notice of the 1998 Annual Meeting and Proxy Statement is hereby acknowledged.

                            CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

BACK:

1. Election of Directors
                          FOR all nominees [ ]    WITHHOLD AUTHORITY to vote [ ]
                                                  for all nominees listed below.
                              *EXCEPTIONS  [ ]

Nominees:   Class II - Term to expire 2001:

                     Harris A. Kaffie and Thomas M. Simmons

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions_____________________________________________________________________

2. Ratification of the KBK Capital Corporation 1998 Employee Stock Purchase Plan

               FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. Ratification of the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998

               FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

4. In their discretion, upon any other business which may properly come before said meeting.
                                               CHANGE OF ADDRESS OR
                                               COMMENTS MARK HERE    [ ]

                Please sign exactly as name appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer.

                Dated:____________________________________________________,1998


                _______________________________________________________________
                                 Signature(s) of Stockholders(s)

                _______________________________________________________________
                                 Signature(s) of Stockholders(s)


Please sign exactly as your name appears, mark any address correction, date and return this proxy using the enclosed envelope.

 Votes must be indicated
 (X) in Black or Blue ink.  [ ]